UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2011

BLACKROCK KELSO CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33559	20-2725151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

40 East 52nd Street

New York, NY 10022

(Address of principal executive offices)

(212) 810-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 9, 2011, the Registrant held its 2011 annual meeting of stockholders (the “Annual Meeting”). The proposals considered at the Annual Meeting are described in detail in the Registrant’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on March 16, 2011 (the “Proxy”). At the Annual Meeting, the Registrant’s stockholders approved the first, third, and fourth proposals described in the Proxy before the Annual Meeting was adjourned. To permit additional time to solicit stockholder votes for the second proposal described in the Proxy, the Annual Meeting was adjourned until May 26, 2011 at 10:00 a.m. (New York City time) and scheduled to reconvene at that time on the 4th floor of 40 East 52nd Street, New York, New York. As of March 10, 2011, the record date, 72,780,636 shares of common stock were eligible to vote.

First Proposal. The Company’s stockholders elected one director of the Company (the “Class I Director”), who will serve until the 2014 Annual Meeting, or until his successor is duly elected and qualifies or until his earlier resignation, removal from office, death or incapacity. The Class I Director was re-elected pursuant to the voting results set forth below:

Name	For	Withheld
Jerrold B. Harris	56,489,822	1,953,926

Third Proposal. The Company’s stockholders approved, to the extent required under the Investment Company Act of 1940, a proposal to authorize the Company, with the approval of the Board and subject to certain other conditions, to issue warrants, options or rights to subscribe to, convert to, or purchase shares of the Company’s common stock in one or more offerings, pursuant to the voting results set forth below:

	For	Against	Abstain
	35,805,888	10,535,312	267,064

Fourth Proposal. The Company’s stockholders ratified the selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011, as set forth below:

	For	Against	Abstain
	57,798,536	413,955	231,256

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK KELSO CAPITAL CORPORATION

Date: May 10, 2011	By:	/s/ Frank D. Gordon

Name: Frank D. Gordon
Title: Chief Financial Officer